Exhibit 4.11

1.	Date of Agreement 22 July 2016	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: “SHIPMAN 98”
Part I
	2. Owners (name, place of registered office and law of registry) (Cl. 1)	3. Managers (name, place of registered office and law of registry) (Cl. 1)
	Name KNOT Shuttle Tankers 24 AS	Name KNOT Management AS
	Place of registered office Smedasundet 40, 5529 Haugesund	Place of registered office Smedasundet 40, 5529 Haugesund
	Law of registry Norway	Law of registry Norway
4. Day and year of commencement of Agreement (Cl. 2) See Additional Clause 21
	5. Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) Yes	6. Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) Yes
	7. Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) No	8. Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) Yes
	9. Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5) Yes	10. Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) No
	11. Provisions (state “yes” or “no” as agreed) (Cl. 3.7) Yes	12. Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) No
	13. Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl. 3.3(i)) No	14. Owners’ Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3) Yes
	15. Annual Management Fee (state annual amount) (Cl. 8.1) USD 488 452, to be annually escalated by 6%, first escalation 1 January 2017	16. Severance Costs (state maximum amount) (Cl. 8.4(ii)) A maximum of USD 50.000
	17. Day and year of termination of Agreement (Cl. 17) See Cl. 17	18. Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) Cl. 19.3, Norwegian law, Haugesund City Court

19. Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Owners) (Cl. 20)

KNOT Shuttle Tankers 24 AS

Smedasundet 40, postboks 2017

5504 Haugesund

ph: +47 52 70 40 00

fx: +47 52 70 40 40

20. Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)

KNOT Management AS

Smedasundet 40, Postboks 2017

5504 Haugesund

ph: +47 52 70 40 00

fx: +47 52 70 40 40

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annex “A”, shall prevail over those of PART II to the extent of such conflict by no further. This Agreement covers “Tordis Knutsen”.

/s/ Trygve Seglem Signature(s) (Owners) for KNOT Shuttle Tankers 24 AS	/s/ Trygve Seglem Signature(s) (Managers) for KNOT Management AS

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “A” (DETAILS OF VESSEL OR VESSELS) TO THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

Date of Agreement: 22 July 2016

Name of Vessel(s): Tordis Knutsen

Particulars of Vessel(s): Shuttle Tanker

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “B” (DETAILS OF CREW) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

Date of Agreement:

Details of Crew:

Numbers	Rank	Nationality

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “C” (BUDGET) TO THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

Date of Agreement:

Managers’ Budget for the first year with effect from the Commencement Date of this Agreement:

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “D” (ASSOCIATED VESSELS) TO THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”
NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(i) OF THIS AGREEMENT.

Date of Agreement:

Details of Associated Vessels:

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

1.		Definitions	1
		In this Agreement save where the context otherwise requires,	2
		the following words and expressions shall have the meanings	3
		hereby assigned to them.	4

		“Owners” means the party identified in Box 2.	5
		“Managers” means the party identified in Box 3.	6
		“Vessel” means the vessel or vessels details of which are set	7
		out in Annex “A” attached hereto.	8
		“Crew” means the Master, officers and ratings of the numbers,	9
		rank and nationality specified in Annex “B” attached hereto.	10
		“Crew Support Costs” means all expenses of a general nature	11
		which are not particularly referable to any individual vessel for	12
		the time being managed by the Managers and which are incurred	13
		by the Managers for the purpose of providing an efficient and	14
		economic management service and, without prejudice to the	15
		generality of the foregoing, shall include the cost of crew standby	16
		pay, training schemes for officers and ratings, cadet training	17
		schemes, sick pay, study pay, recruitment and interviews.	18
		“Severance Costs” means the costs which the employers are	19
		legally obliged to pay to or in respect of the Crew as a result of	20
		the early termination of any employment contract for service on	21
		the Vessel.	22
		“Crew Insurances” means insurances against crew risks which	23
		shall include but not be limited to death, sickness, repatriation,	24
		injury, shipwreck unemployment indemnity and loss of personal	25
		effects.	26
		“Management Services” means the services specified in sub-	27
		clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12.	28
		“ISM Code” means the International Management Code for the	29
		Safe Operation of Ships and for Pollution Prevention as adopted	30
		by the International Maritime Organization (IMO) by resolution	31
		A.741 (18) or any subsequent amendment thereto.	32
		“STCW 95” means the International Convention on Standards	33
		of Training, Certification and Watchkeeping for Seafarers, 1978,	34
		as amended in 1995 or any subsequent amendment thereto.	35

2.		Appointment of Managers	36
		With effect from the day and year stated in Box 4 and continuing	37
		unless and until terminated as provided herein, the Owners	38
		hereby appoint the Managers and the Managers hereby agree	39
		to act as the Managers of the Vessel.	40

3.		Basis of Agreement	41
		Subject to the terms and conditions herein provided, during the	42
		period of this Agreement, the Managers shall carry out	43
		Management Services in respect of the Vessel as agents for	44
		and on behalf of the Owners. The Managers shall have authority	45
		to take such actions as they may from time to time in their absolute	46
		discretion consider to be necessary to enable them to perform	47
		this Agreement in accordance with sound ship management	48
		practice.	49

	3.1	Crew Management	50
		(only applicable if agreed according to Box 5)	51
		The Managers shall provide suitably qualified Crew for the Vessel	52
		as required by the Owners in accordance with the STCW 95	53
		requirements, provision of which includes but is not limited to	54
		the following functions:	55
	(i)	selecting and engaging the Vessel’s Crew, including payroll	56
		arrangements, pension administration, and insurances for	57
		the Crew other than those mentioned in Clause 6;	58
	(ii)	ensuring that the applicable requirements of the law of the	59
		flag of the Vessel are satisfied in respect of manning levels,	60
		rank, qualification and certification of the Crew and	61
		employment regulations including Crew’s tax, social	62
		insurance, discipline and other requirements;	63
	(iii)	ensuring that all members of the Crew have passed a medical	64
		examination with a qualified doctor certifying that they are fit	65

	for the duties for which they are engaged and are in possession	66
	of valid medical certificates issued in accordance with	67
	appropriate flag State requirements. In the absence of	68
	applicable flag State requirements the medical certificate shall	69
	be dated not more than three months prior to the respective	70
	Crew members leaving their country of domicile and	71
	maintained for the duration of their service on board the Vessel;	72
(iv)	ensuring that the Crew shall have a command of the English	73
	language of a sufficient standard to enable them to perform	74
	their duties safely;	75
(v)	arranging transportation of the Crew, including repatriation;	76
(vi)	training of the Crew and supervising their efficiency;	77
(vii)	conducting union negotiations;	78
(viii)	operating the Managers’ drug and alcohol policy unless	79
	otherwise agreed.	80

3.2	Technical Management	81
(only applicable if agreed according to Box 6)		82
The Managers shall provide technical management which		83
includes, but is not limited to, the following functions:		84
(i)	provision of competent personnel to supervise the	85
	maintenance and general efficiency of the Vessel;	86
(ii)	arrangement and supervision of dry dockings, repairs,	87
	alterations and the upkeep of the Vessel to the standards	88
	required by the Owners provided that the Managers shall	89
	be entitled to incur the necessary expenditure to ensure	90
	that the Vessel will comply with the law of the flag of the	91
	Vessel and of the places where she trades, and all	92
	requirements and recommendations of the classification	93
	society;	94
(iii)	arrangement of the supply of necessary stores, spares and	95
	lubricating oil;	96
(iv)	appointment of surveyors and technical consultants as the	97
	Managers may consider from time to time to be necessary;	98
(v)	development, implementation and maintenance of a Safety	99
	Management System (SMS) in accordance with the ISM	100
	Code (see sub-clauses 4.2 and 5.3).	101

3.3	Commercial Management	102
(only applicable if agreed according to Box 7)		103
The Managers shall provide the commercial operation of the		104
Vessel, as required by the Owners, which includes, but is not		105
limited to, the following functions:		106
(i)	providing chartering services in accordance with the Owners’	107
	instructions which include, but are not limited to, seeking	108
	and negotiating employment for the Vessel and the conclusion	109
	(including the execution thereof) of charter parties or other	110
	contracts relating to the employment of the Vessel. If such a	111
	contract exceeds the period stated in Box 13, consent thereto	112
	in writing shall first be obtained from the Owners.	113
(ii)	arranging of the proper payment to Owners or their nominees	114
	of all hire and/or freight revenues or other moneys of	115
	whatsoever nature to which Owners may be entitled arising	116
	out of the employment of or otherwise in connection with the	117
	Vessel.	118
(iii)	providing voyage estimates and accounts and calculating of	119
	hire, freights, demurrage and/or despatch moneys due from	120
	or due to the charterers of the Vessel;	121
(iv)	issuing of voyage instructions;	122
(v)	appointing agents;	123
(vi)	appointing stevedores;	124
(vii)	arranging surveys associated with the commercial operation	125
	of the Vessel.	126

3.4	Insurance Arrangements’	127
(only applicable if agreed according to Box 8)		128
The Managers shall arrange insurances in accordance with		129
Clause 6, on such terms and conditions as the Owners shall		130
have instructed or agreed, in particular regarding conditions,		131
insured values, deductibles and franchises.		132

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

	3.5 Accounting Services	133
	(only applicable if agreed according to Box 9)	134
	The Managers shall, in relation to acting as Managers of the	135
	Vessel under this Agreement:
	(i) establish an accounting system which meets the	136
	requirements of the Owners and provide regular accounting	137
	services, supply regular reports and records,	138
	(ii) maintain the records of all costs and expenditure incurred	139
	as well as data necessary or proper for the settlement of	140
	accounts between the parties.	141

	3.6 Sale or Purchase of the Vessel	142
	(only applicable if agreed according to Box 10)	143
	The Managers shall, in accordance with the Owners’ instructions,	144
	supervise the sale or purchase of the Vessel, including the	145
	performance of any sale or purchase agreement, but not	146
	negotiation of the same.	147

	3.7 Provisions (only applicable if agreed according to Box 11)	148
	The Managers shall arrange for the supply of provisions.	149

	3.8 Bunkering (only applicable if agreed according to Box 12)	150
	The Managers shall arrange for the provision of bunker fuel of the	151
	quality specified by the Owners as required for the Vessel’s trade.	152

4.	Managers’ Obligations	153
	4.1 The Managers undertake to use their best endeavours to	154
	provide the agreed Management Services as agents for and on	155
	behalf of the Owners in accordance with sound ship management	156
	practice and to protect and promote the interests of the Owners in	157
	all matters relating to the provision of services hereunder.	158
	Provided, however, that the Managers in the performance of their	159
	management responsibilities under this Agreement shall be entitled	160
	to have regard to their overall responsibility in relation to all vessels	161
	as may from time to time be entrusted to their management and	162
	in particular, but without prejudice to the generality of the foregoing,	163
	the Managers shall be entitled to allocate available supplies,	164
	manpower and services in such manner as in the prevailing	165
	circumstances the Managers in their absolute discretion consider	166
	to be fair and reasonable.	167
	4.2 Where the Managers are providing Technical Management	168
	in accordance with sub-clause 3.2, they shall procure that the	169
	requirements of the law of the flag of the Vessel are satisfied and	170
	they shall in particular be deemed to be the “Company” as defined	171
	by the ISM Code, assuming the responsibility for the operation of	172
	the Vessel and taking over the duties and responsibilities imposed	173
	by the ISM Code when applicable.	174

5.	Owners’ Obligations	175
	5.1 The Owners shall pay all sums due to the Managers punctually	176
	in accordance with the terms of this Agreement.	177
	5.2 Where the Managers are providing Technical Management	178
	in accordance with sub-clause 3.2, the Owners shall:	179
	(i) procure that all officers and ratings supplied by them or on	180
	their behalf comply with the requirements of STCW 95;	181
	(ii) instruct such officers and ratings to obey all reasonable orders	182
	of the Managers in connection with the operation of the	183
	Managers’ safety management system.	184
	5.3 Where the Managers are not providing Technical Management	185
	in accordance with sub-clause 3.2, the Owners shall procure that	186
	the requirements of the law of the flag of the Vessel are satisfied	187
	and that they, or such other entity as may be appointed by them	188
	and identified to the Managers, shall be deemed to be the	189
	“Company” as defined by the ISM Code assuming the responsibility	190
	for the operation of the Vessel and taking over the duties and	191

	responsibilities imposed by the ISM Code when applicable.	192

6.	Insurance Policies	193
	The Owners shall procure, whether by instructing the Managers	194
	under sub-clause 3.4 or otherwise, that throughout the period of	195
	this Agreement:	196
	6.1 at the Owners’ expense, the Vessel is insured for not less	197
	than her sound market value or entered for her full gross tonnage,	198
	as the case may be for:	199
	(i) usual hull and machinery marine risks (including crew	200
	negligence) and excess liabilities;	201
	(ii) protection and indemnity risks (including pollution risks and	202
	Crew Insurances); and	203
	(iii) war risks (including protection and indemnity and crew risks)	204
	in accordance with the best practice of prudent owners of	205
	vessels of a similar type to the Vessel, with first class insurance	206
	companies, underwriters or associations (“the Owners’	207
	Insurances”);	208
	6.2 all premiums and calls on the Owners’ Insurances are paid	209
	promptly by their due date,	210
	6.3 the Owners’ Insurances name the Managers and, subject	211
	to underwriters’ agreement, any third party designated by the	212
	Managers as a joint assured, with full cover, with the Owners	213
	obtaining cover in respect of each of the insurances specified in	214
	sub-clause 6.1:	215
	(i) on terms whereby the Managers and any such third party	216
	are liable in respect of premiums or calls arising in connection	217
	with the Owners’ Insurances; or	218
	(ii) if reasonably obtainable, on terms such that neither the	219
	Managers nor any such third party shall be under any	220
	liability in respect of premiums or calls arising in connection	221
	with the Owners’ Insurances; or	222
	(iii) on such other terms as may be agreed in writing.	223
	Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left	224
	blank then (i) applies.	225
	6.4 written evidence is provided, to the reasonable satisfaction	226
	of the Managers, of their compliance with their obligations under	227
	Clause 6 within a reasonable time of the commencement of	228
	the Agreement, and of each renewal date and, if specifically	229
	requested, of each payment date of the Owners’ Insurances.	230

7.	Income Collected and Expenses Paid on Behalf of Owners	231
	7.1 All moneys collected by the Managers under the terms of	232
	this Agreement (other than moneys payable by the Owners to	233
	the Managers) and any interest thereon shall be held to the	234
	credit of the Owners in a separate bank account.	235
	7.2 All expenses incurred by the Managers under the terms	236
	of this Agreement on behalf of the Owners (including expenses	237
	as provided in Clause 8) may be debited against the Owners	238
	in the account referred to under sub-clause 7.1 but shall in any	239
	event remain payable by the Owners to the Managers on	240
	demand.	241

8.	Management Fee	242
	8.1 The Owners shall pay to the Managers for their services	243
	as Managers under this Agreement an annual management	244
	fee as stated in Box 15 which shall be payable by equal	245
	monthly instalments in advance, the first instalment being	246
	payable on the commencement of this Agreement (see Clause	247
	2 and Box 4) and subsequent instalments being payable every	248
	month.	249
	8.2 The management fee shall be subject to an annual review	250
	on the anniversary date of the Agreement and the proposed	251
	fee shall be presented in the annual budget referred to in sub-	252
	clause 9.1.	253
	8.3 The Managers shall, at no extra cost to the Owners, provide	254
	their own office accommodation, office staff, facilities and	255
	stationery. Without limiting the generality of Clause 7 the Owners	256

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

	shall reimburse the Managers for postage and communication	257
	expenses, travelling expenses, and other out of pocket	258
	expenses properly incurred by the Managers in pursuance of	259
	the Management Services.	260
	8.4 In the event of the appointment of the Managers being	261
	terminated by the Owners or the Managers in accordance with	262
	the provisions of Clauses 17 and 18 other than by reason of	263
	default by the Managers, or if the Vessel is lost, sold or otherwise	264
	disposed of, the “management fee” payable to the Managers	265
	according to the provisions of sub-clause 8.1, shall continue to	266
	be payable for a further period of three calendar months as	267
	from the termination date. In addition, provided that the	268
	Managers provide Crew for the Vessel in accordance with sub	269
	clause 3.1:	270
	(i) the Owners shall continue to pay Crew Support Costs during	271
	the said further period of three calendar months and	272
	(ii) the Owners shall pay an equitable proportion of any	273
	Severance Costs which may materialize, not exceeding	274
	the amount stated in Box 16.	275
	8.5 If the Owners decide to lay-up the Vessel whilst this	276
	Agreement remains in force and such lay-up lasts for more	277
	than three months, an appropriate reduction of the management	278
	fee for the period exceeding three months until one month	279
	before the Vessel is again put into service shall be mutually	280
	agreed between the parties.	281
	8.6 Unless otherwise agreed in writing all discounts and	282
	commissions obtained by the Managers in the course of the	283
	management of the Vessel shall be credited to the Owners.	284
9.	Budgets and Management of Funds	285
	9.1 The Managers shall present to the Owners annually a	286
	budget for the following twelve months in such form as the	287
	Owners require. The budget for the first year hereof is set out	288
	in Annex “C” hereto. Subsequent annual budgets shall be	289
	prepared by the Managers and submitted to the Owners not	290
	less than three months before the anniversary date of the	291
	commencement of this Agreement (see Clause 2 and Box 4).	292
	9.2 The Owners shall indicate to the Managers their acceptance	293
	and approval of the annual budget within one month of	294
	presentation and in the absence of any such indication the	295
	Managers shall be entitled to assume that the Owners have	296
	accepted the proposed budget.	297
	9.3 Following the agreement of the budget, the Managers shall	298
	prepare and present to the Owners their estimate of the working	299
	capital requirement of the Vessel and the Managers shall each	300
	month up-date this estimate. Based thereon, the Managers shall each	301
	month request the Owners in writing for the funds required	302
	to run the Vessel for the ensuing month, including the payment	303
	of any occasional or extraordinary item of expenditure, such as	304
	emergency repair costs, additional insurance premiums, bunkers	305
	or provisions. Such funds shall be received by the Managers	306
	within ten running days after the receipt by the Owners of the	307
	Managers’ written request and shall be held to the credit of the	308
	Owners in a separate bank account.	309
	9.4 The Managers shall produce a comparison between	310
	budgeted and actual income and expenditure of the Vessel in	311
	such form as required by the Owners monthly or at such other	312
	intervals as mutually agreed.	313
	9.5 Notwithstanding anything contained herein to the contrary,	314
	the Managers shall in no circumstances be required to use or	315
	commit their own funds to finance the provision of the	316
	Management Services.	317
10.	Managers’ Right to Sub-Contract	318
	The Managers shall not have the right to sub-contract any of	319
	their obligations hereunder, including those mentioned in sub-	320
	clause 3.1, without the prior written consent of the Owners which	321
	shall not be unreasonably withheld. In the event of such a sub-	322
	contract the Managers shall remain fully liable for the due	323

	performance of their obligations under this Agreement.	324
11.	Responsibilities	325
	11.1 Force Majeure - Neither the Owners nor the Managers	326
	shall be under any liability for any failure to perform any of their	327
	obligations hereunder by reason of any cause whatsoever of	328
	any nature or kind beyond their reasonable control.	329
	11.2 Liability to Owners - (i) Without prejudice to sub-clause	330
	11.1, the Managers shall be under no liability whatsoever to the	331
	Owners for any loss, damage, delay or expense of whatsoever	332
	nature, whether direct or indirect, (including but not limited to	333
	loss of profit arising out of or in connection with detention of or	334
	delay to the Vessel) and howsoever arising in the course of	335
	performance of the Management Services UNLESS same is	336
	proved to have resulted solely from the negligence, gross	337
	negligence or wilful default of the Managers or their employees,	338
	or agents or sub-contractors employed by them in connection	339
	with the Vessel, in which case (save where loss, damage, delay	340
	or expense has resulted from the Managers’ personal act or	341
	omission committed with the intent to cause same or recklessly	342
	and with knowledge that such loss, damage, delay or expense	343
	would probably result) the Managers’ liability for each incident	344
	or series of incidents giving rise to a claim or claims shall never	345
	exceed a total of ten times the annual management fee payable	346
	hereunder.	347
	(ii) Notwithstanding anything that may appear to the contrary in	348
	this Agreement, the Managers shall not be liable for any of the	349
	actions of the Crew, even if such actions are negligent, grossly	350
	negligent or wilful, except only to the extent that they are shown	351
	to have resulted from a failure by the Managers to discharge	352
	their obligations under sub-clause 3.1, in which case their liability	353
	shall be limited in accordance with the terms of this Clause 11.	354
	11.3 Indemnity - Except to the extent and solely for the amount	355
	therein set out that the Managers would be liable under sub-	356
	clause 11.2, the Owners hereby undertake to keep the Managers	357
	and their employees, agents and sub-contractors indemnified	358
	and to hold them harmless against all actions, proceedings,	359
	claims, demands or liabilities whatsoever or howsoever arising	360
	which may be brought against them or incurred or suffered by	361
	them arising out of or in connection with the performance of the	362
	Agreement, and against and in respect of all costs, losses,	363
	damages and expenses (including legal costs and expenses on	364
	a full indemnity basis) which the Managers may suffer or incur	365
	(either directly or indirectly) in the course of the performance of	366
	this Agreement.	367
	11.4 “Himalaya” - It is hereby expressly agreed that no	368
	employee or agent of the Managers (including every sub	369
	contractor from time to time employed by the Managers) shall in	370
	any circumstances whatsoever be under any liability whatsoever	371
	to the Owners for any loss, damage or delay of whatsoever kind	372
	arising or resulting directly or indirectly from any act, neglect or	373
	default on his part while acting in the course of or in connection	374
	with his employment and, without prejudice to the generality of	375
	the foregoing provisions in this Clause 11, every exemption,	376
	limitation, condition and liberty herein contained and every right,	377
	exemption from liability, defence and immunity of whatsoever	378
	nature applicable to the Managers or to which the Managers are	379
	entitled hereunder shall also be available and shall extend to	380
	protect every such employee or agent of the Managers acting	381
	as aforesaid and for the purpose of all the foregoing provisions	382
	of this Clause 11 the Managers are or shall be deemed to be	383
	acting as agent or trustee on behalf of and for the benefit of all	384
	persons who are or might be their servants or agents from time	385
	to time (including sub-contractors as aforesaid) and all such	386
	persons shall to this extent be or be deemed to be parties to this	387
	Agreement.	388

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

12.	Documentation	389
	Where the Managers are providing Technical Management in	390
	accordance with sub-clause 3.2 and/or Crew Management in	391
	accordance with sub-clause 3.1, they shall make available,	392
	upon Owners’ request, all documentation and records related	393
	to the Safety Management System (SMS) and/or the Crew	394
	which the Owners need in order to demonstrate compliance	395
	with the ISM Code and STCW 95 or to defend a claim against	396
	a third party.	397

13.	General Administration	398
	13.1 The Managers shall handle and settle all claims arising	399
	out of the Management Services hereunder and keep the Owners	400
	informed regarding any incident of which the Managers become	401
	aware which gives or may give rise to claims or disputes involving	402
	third parties.	403
	13.2 The Managers shall, as instructed by the Owners, bring	404
	or defend actions, suits or proceedings in connection with matters	405
	entrusted to the Managers according to this Agreement.	406
	13.3 The Managers shall also have power to obtain legal or	407
	technical or other outside expert advice in relation to the handling	408
	and settlement of claims and disputes or all other matters	409
	affecting the interests of the Owners in respect of the Vessel.	410
	13.4 The Owners shall arrange for the provision of any	411
	necessary guarantee bond or other security.	412
	13.5 Any costs reasonably incurred by the Managers in	413
	carrying out their obligations according to Clause 13 shall be	414
	reimbursed by the Owners.	415

14.	Auditing	416
	The Managers shall at all times maintain and keep true and	417
	correct accounts and shall make the same available for inspection	418
	and auditing by the Owners at such times as may be mutually	419
	agreed. On the termination, for whatever reasons, of this	420
	Agreement, the Managers shall release to the Owners, if so	421
	requested, the originals where possible, or otherwise certified	422
	copies, of all such accounts and all documents specifically relating	423
	to the Vessel and her operation.	424

15.	Inspection of Vessel	425
	The Owners shall have the right at any time after giving	426
	reasonable notice to the Managers to inspect the Vessel for any	427
	reason they consider necessary.	428

16.	Compliance with Laws and Regulations	429
	The Managers will not do or permit to be done anything which	430
	might cause any breach or infringement of the laws and	431
	regulations of the Vessel’s flag, or of the places where she trades.	432

17.	Duration of the Agreement	433
	This Agreement shall come into effect on the day and year stated	434
	in Box 4 and shall continue until	435
	terminated by either party giving	436
	to the other notice in writing, in which event the Agreement shall	437
	terminate upon the expiration of a period of six months from the	438
	date upon which such notice was given.	439

18.	Termination	440
	18.1 Owners’ default	441
	(i) The Managers shall be entitled to terminate the Agreement	442
	with immediate effect by notice in writing if any moneys	443
	payable by the Owners under this Agreement and/or the	444
	owners of any associated vessel, details of which are listed	445
	in Annex “D”, shall not have been received in the Managers’	446
	nominated account within ten running days of receipt by	447
	the Owners of the Managers written request or if the Vessel	448
	is repossessed by the Mortgagees.	449
	(ii) If the Owners:	450
	(a) fail to meet their obligations under sub-clauses 5.2	451
	and 5.3 of this Agreement for any reason within their	452
	control, or	453

	(b) proceed with the employment of or continue to employ	454
	the Vessel in the carriage of contraband, blockade	455
	running, or in an unlawful trade, or on a voyage which	456
	in the reasonable opinion of the Managers is unduly	457
	hazardous or improper,	458
	the Managers may give notice of the default to the Owners,	459
	requiring them to remedy it as soon as practically possible.	460
	In the event that the Owners fail to remedy it within a	461
	reasonable time to the satisfaction of the Managers, the	462
	Managers shall be entitled to terminate the Agreement	463
	with immediate effect by notice in writing.	464
	18.2 Managers’ Default	465
	If the Managers fall to meet their obligations under Clauses 3	466
	and 4 of this Agreement for any reason within the control of the	467
	Managers, the Owners may give notice to the Managers of the	468
	default, requiring them to remedy it as soon as practically	469
	possible. In the event that the Managers fail to remedy it within a	470
	reasonable time to the satisfaction of the Owners, the Owners	471
	shall be entitled to terminate the Agreement with immediate effect	472
	by notice in writing.	473
	18.3 Extraordinary Termination	474
	This Agreement shall be deemed to be terminated in the case of	475
	the sale of the Vessel or if the Vessel becomes a total loss or is	476
	declared as a constructive or compromised or arranged total	477
	loss or is requisitioned.	478
	18.4 For the purpose of sub-clause 18.3 hereof	479
	(i) the date upon which the Vessel is to be treated as having	480
	been sold or otherwise disposed of shall be the date on	481
	which the Owners cease to be registered as Owners of	482
	the Vessel;	483
	(ii) the Vessel shall not be deemed to be lost unless either	484
	she has become an actual total loss or agreement has	485
	been reached with her underwriters in respect of her	486
	constructive, compromised or arranged total loss or if such	487
	agreement with her underwriters is not reached it is	488
	adjudged by a competent tribunal that a constructive loss	489
	of the Vessel has occurred.	490
	18.5 This Agreement shall terminate forthwith in the event of	491
	an order being made or resolution passed for the winding up,	492
	dissolution, liquidation or bankruptcy of either party (otherwise	493
	than for the purpose of reconstruction or amalgamation) or if a	494
	receiver is appointed, or if it suspends payment, ceases to carry	495
	on business or makes any special arrangement or composition	496
	with its creditors.	497
	18.6 The termination of this Agreement shall be without	498
	prejudice to all rights accrued due between the parties prior to	499
	the date of termination.	500

19.	Law and Arbitration	501
	19.1 This Agreement shall be governed by and construed in	502
	accordance with English law and any dispute arising out of or	503
	in connection with this Agreement shall be referred to arbitration	504
	in London in accordance with the Arbitration Act 1996 or	505
	any statutory modification or re-enactment thereof save to	506
	the extent necessary to give effect to the provisions of this	507
	Clause.	508
	The arbitration shall be conducted in accordance with the	509
	London Maritime Arbitrators Association (LMAA) Terms	510
	current at the time when the arbitration proceedings are	511
	commenced.	512
	The reference shall be to three arbitrators. A party wishing	513
	to refer a dispute to arbitration shall appoint its arbitrator	514
	and send notice of such appointment in writing to the other	515
	party requiring the other party to appoint its own arbitrator	516
	within 14 calendar days of that notice and stating that it will	517
	appoint its arbitrator as sole arbitrator unless the other party	518
	appoints its own arbitrator and gives notice that it has done	519
	so within the 14 days specified. If the other party does not	520
	appoint its own arbitrator and give notice that it has done so	521

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

“SHIPMAN 98” Standard Ship Management Agreement

within the 14 days specified, the party referring a dispute to	522
arbitration may, without the requirement of any further prior	523
notice to the other party, appoint its arbitrator as sole	524
arbitrator and shall advise the other party accordingly. The	525
award of a sole arbitrator shall be binding on both parties	526
as if he had been appointed by agreement.	527
Nothing herein shall prevent the parties agreeing in writing	528
to vary these provisions to provide for the appointment of a	529
sole arbitrator.	530
In cases where neither the claim nor any counterclaim	531
exceeds the sum of USD50,000 (or such other sum as the	532
parties may agree) the arbitration shall be conducted in	533
accordance with the LMAA Small Claims Procedure current	534
at the time when the arbitration proceedings are commenced.	535
19.2 This Agreement shall be governed by and construed	536
in accordance with Title 9 of the United States Code and	537
the Maritime Law of the United States and any dispute	538
arising out of or in connection with this Agreement shall be	539
referred to three persons at New York, one to be appointed	540
by each of the parties hereto, and the third by the two so	541
chosen; their decision or that of any two of them shall be	542
final, and for the purposes of enforcing any award,	543
judgement may be entered on an award by any court of	544
competent jurisdiction. The proceedings shall be conducted	545
in accordance with the rules of the Society of Maritime	546
Arbitrators, Inc.	547
In cases where neither the claim nor any counterclaim	548
exceeds the sum of USD50,000 (or such other sum as the	549

	parties may agree) the arbitration shall be conducted in	550
	accordance with the Shortened Arbitration Procedure of the	551
	Society of Maritime Arbitrators, Inc. current at the time when	552
	the arbitration proceedings are commenced.	553
	19.3 This Agreement shall be governed by and construed	554
	in accordance with the laws of Norway	555
	and any dispute arising out of or in connection	556
	with this Agreement that cannot be resolved by mutual agreement	557
	between the parties hereto, shall be referred to Haugesund City
	Court for settlement, subject to the procedures applicable	558
	there.	559
	19.4 If Box 18 in Part I is not appropriately filled in, sub-	560
	clause 19.1 of this Clause shall apply	561

	Note: 19.1, 19.2 and 19.3 are alternatives; indicate	562
	alternative agreed in Box 18.	563

20.	Notices	564
	20.1 Any notice to be given by either party to the other	565
	party shall be in writing and may be sent by fax, telex,	566
	registered or recorded mail or by personal service.	567
	20.2 The address of the Parties for service of such	568
	communication shall be as stated in Boxes 19 and 20,	569
	respectively.	570

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ADDENDUM NO. 1

TO

SHIP MANAGEMENT AGREEMENT

“TORDIS KNUTSEN”

This Addendum No. 1 (this “Addendum”) to the Ship Management Agreement, dated July 22, 2016, between KNOT Shuttle Tankers 24 AS, a Norwegian limited liability company (the “Owners”), and KNOT Management AS, a Norwegian private limited liability company (the “Managers” and such agreement, as amended, the “Agreement”), is made as of February 14, 2017, between the Owners and the Managers

RECITALS

WHEREAS, the Owners and the Managers wish to amend certain provisions of the Agreement, and agree that such amendments are to take effect as from the Effective Date.

For the purpose of this Addendum “Effective Date” means the date on which the shares in the Owner have been transferred to KNOT Shuttle Tankers AS.

AGREEMENT

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties’ execution and delivery hereof, the parties agree as follows.

Section 1. Amendments to the Agreement.

With effect as of the Effective Date, the Agreement shall be modified as follows:

1.1	Box 7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Yes”

1.2	Box 13 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Not applicable”

1.3	Box 14 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)”

1.4	Box 17 of the Agreement is hereby amended and restated in its entirety to read as follows:

“One year after commencement”

1.5	Box 18 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Cl. 19.3 Norwegian law, Haugesund as place of arbitration”

1.6	The paragraph located above the signature block on page 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II, as well as Annexes “A” (Details of Vessel), “B” (Manning) and “C” (Budget) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”, “B” and “C” shall prevail over those of PART II to the extent of such conflict but no further.”

1.7	Sub-clause 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Managers shall provide technical management, which includes, but is not limited to, the following functions:

(i)	provision of competent personnel to supervise the maintenance and general efficiency of the Vessel;

(ii)	arrangement and supervision of dry dockings, repairs, alterations and the upkeep of the Vessel to the standards required by the Owners, provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with the law of the flag of the Vessel and of the places where she trades and all requirements and recommendations of the classification society;

(iii)	arrangement of the supply of necessary stores, spares and lubricating oil;

(iv)	appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary;

(v)	development, implementation and maintenance of a Safety Management System (SMS) in accordance with the ISM Code (see sub-clauses 4.2 and 5.3);

(vi)	arrangement of the lay-up of the Vessel; and

(vii)	arrangement of the loading and discharging and all related matters, subject to the provisions of the time charter.

1.8 Sub-clause 9.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Following the agreement of the budget, the Managers shall prepare and present to the Owners their estimate of the working capital requirement of the Vessel and the Managers shall each quarter update this estimate. Based thereon, the Managers shall each quarter request the Owners in writing for the funds required to run the Vessel for the ensuing quarter, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Managers within 60 running days after the receipt by the Owners of the Managers’ written request and shall be held to the credit of the Owners in a separate bank account.”

1.9 Sub-clause 11.2(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Without prejudice to sub-clause 11.1, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, including, but not limited to, loss of profit arising out of or in connection with detention of or delay to the Vessel and howsoever arising in the course of performance of the Management Services (such loss, damage, delay or expense, a “Loss”); provided, however, that if such Loss is proved to be caused by or due to the fraud, gross negligence or willful misconduct of the Managers, the Managers shall be liable for any claim or claims in connection with such Loss in an amount not to exceed ten times the annual management fee payable hereunder.”

1.10 Sub-clause 18.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys payable by the Owners under this Agreement shall not have been received in the Managers’ nominated account within 60 running days of receipt by the Owners of the Managers’ written request or if the Vessel is repossessed by the Mortgagees.”

1.11 Annex “A”, Annex “B” and Annex “C” of the Agreement are hereby amended and restated in their entirety in the forms attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively.

Section 2. No Other Changes. Except as specifically set forth in this Addendum, the terms and provisions of the Agreement shall remain unmodified, and the Agreement is hereby confirmed by the parties in full force and effect as amended herein. The Agreement (as amended by this Addendum) constitutes the entire understanding of the parties with respect to the subject matter thereof, and no other covenants have been made by either party to the other.

Section 3. Counterparts. This Addendum may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 4. Severability. If any provision of this Addendum is held to be unenforceable under applicable law, such provision shall be excluded from this Addendum and the balance of this Addendum shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

OWNERS

KNOT SHUTTLE TANKERS 24 AS

By:	/s/ Trygve Seglem
Name:
Title:

MANAGERS

KNOT MANAGEMENT AS

By:	/s/ Trygve Seglem
Name:
Title:

Signature Page to

Addendum No. 1 to Ship Management Agreement

EXHIBIT A

ANNEX ”A” (DETAILS OF VESSEL) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT – CODE NAME: ”SHIPMAN 98”

Tordis Knutsen

Main Particulars

Owner	Knutsen Shuttle Tankers 24 AS

Operator	KNOT Management AS

Classification / Notation	ABS +A1,OIL CARRIER BLU,HELIDK,SPMA,RW,+AMS,+ACCU,R1+,ENVIRO+,POT,+DPS- 2,EHS-PC,CPP,IGS-BALLAST,NIBS,CSR,AB- CM,ESP,GP,CRC,VEC-L,UWILD,TCM,BWE,BWT+,CPS

Flag / Register	NORWAY (NIS)

Home Port	Haugesund

IMO Number / Call sign	9757711 / LAYZ7

Service Speed	14,5 knots

Main Dimensions

Length overall	284,32 m

Length between Perpendiculars	269,96 m

Breath (Moulded)	48,90 m

Depth (Moulded)	24,00 m

Keel to masthead	59,69 m

Ballast parallel body length Total/ Bow-mid manifold/stern-mid manifold	105,84 m / 61,44 m / 44,4 m

Summer deadweight (SDWT) parallel body length Total/ Bow-mid manifold/stern-mid manifold	105,84 m / 61,44 m / 44,4 m

Manifold arrangement	Arrangement: OCIMF Standard (Steel) ANSI 150 LB 3x 660 mm (26”) Reducers 6 x 660/508mm (26/20”) 3 x 660/406mm (26/16”) 3 x 660/305mm (26/12”) 3 x 660/254mm (26/10”) 3 x 660/203mm (26/8”)

Draft/Displacement/Deadweight	Loadline	Draft	Displacement	Deadweight
	Summer:	16,92 m	156 559,0 MT	186 941,0 MT
	Winter:	16,57 m	152 242,0 MT	182 624,0 MT
	Tropical:	17,27 m	160 883,0 MT	191 265,0 MT
	Lightship:	3,15 m		30 382,3 MT
	Normal Ballast	15,40 m	58 000,0 MT	88 500,0 MT

Gross tonnage	90 031,0 Tonnes

Net tonnage	47 679,0 Tonnes

Machinery

Main engine	HYUNDAI WARTSILA 6X72

	Maximum continuous rating :	16860 KW X 77,7 RPM

	Normal continuous rating :	14330 KW X 73,6 RPM

Propeller	KAWASAKI HEAVY INDUSTRIES Controllable Pitch Propeller CPP 2120CH/570RH

Boilers (Maker / Type / Pressure / Capacity))	2 x (KANGRIM HEAVY INDUSTRIES CO., LTD, PB0601AS18 / Large Oil-fired boilers / 16 bar / 35 Metric Tonnes / Hour (Total 70 mT/H))

Alternators	1x Hyndai HSJ7 919-10-P Output 6600V AC, 60Hz, 3Phase, 7200KW 3x Hyndai HSJ7 903-10-P Output 6600V AC, 60Hz, 3Phase, 3600KW

Steering gear (Maker / Type)	One(1) set, Electro-hydraulic, Rotary Vane Maker MacGregor Porsgrunn Steering Gear AS / 650-325/21MO

Bow Thrusters	Brunvoll; Tunnel, 1 x 2430 KW + Azimuth 2 x 2270 KW

Stern Thrusters	Brunvoll; Tunnel, 1 x 2430 KW + Azimuth 1 x 2270 KW

Cargo Equipment

Cargo tanks	No of tanks:	12 + 2 slops
	No of grades:	3

98% capacity cargo tanks:	172 808,80 m³
98% slop tanks capacity:	5 319,40 m³
Total 98% capacity:	176 335,40 m³

Cargo pumps (Type/Maker/Capacity/head)	3x (Steam / Hyundai / 3800 m3/hr @ 135 Meters)

Spray/stripping pumps (Maker/Capacity/head)	COW Pump (Cargo Pumps) 3x (Steam / Hyundai / 3800 m3/hr @ 135 Meters) Stripping Pump 1x(Hyundai Steam Driven Reciprocationg/ 300 m3/hr /135 Meters)

Ballast pumps (Type/Maker/Capacity)	2 x (Electric / HHI HBP450 / 4100 m3/h @ 25m head)

High duty Compressor (Type/Maker/Capacity)	N/A

Low duty Compressor (Type/Maker/Capacity)	N/A

Mooring equipment

Mooring Winches (Type/Maker/heaving power/break capacity	Electric-hydraulic / MacGreagor Pusnes / 25 tons @ 15 m/min /55 metric tonnes

Mooring ropes on drums /No/diameter/material/length/Breaking strength	Mooring Wires 16 pcs / 40 mm / Galvanized Steel Wire / 275 m / 110 metric tonnes Wire Tailes 14 pcs / 90 mm / Nylon Mulyifilament / 11 m / 150,7 metric tonnes

EXHIBIT B

ANNEX “B” (MANNING) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT-CODE NAME: “SHIPMAN 98”

TORDIS KNUTSEN

	2017
	On board vs on leave
	No	Nat.	No	Nat.
Master	1	Nor	1	Nor
Ch.off.	1	Nor	1	Nor
Ch.off.jr	1	Eur	1	Eur
2.off	1	Eur	1	Eur

3.off	1	Fil	1	Fil

Ch.eng	1	Nor	1	Nor

2eng	1	Fil	1	Fil

3eng	1	Fil	1	Fil
4eng	1	Fil	1	Fil

Electr.	1	Fil	1	Fil
Electr.ass.	1	Fil	1	Fil

Bosun	1	Fil	1	Fil

AB	3	Fil	3	Fil
OS	1	Fil	1	Fil
Motorman	2	Fil	2	Fil
Fitter	1	Fil	1	Fil

Wiper	1	Fil	1	Fil
Ch.stwrd	1	Fil	1	Fil

Messman	1	Fil	1	Fil

Boy	1	Fil	1	Fil

	23		23

EXHIBIT C

ANNEX “C” (BUDGET) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT-CODE NAME: “SHIPMAN 98”

Manager’s Budget for the year 2017:

TORDIS KNUTSEN

DESCRIPTION	USD PER DAY	USD PER YEAR
1. Technical Expenses	2 724	994 437
2. Lubrication oils	356	130 000
3. Manning	7 138	2 605 274
4. Insurance	1 300	474 440
5. Management fee	1 481	540 559

Total	12 999	4 744 710